UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2018

China King Spirit Group Ltd.

(Exact name of registrant as specified in its charter)

Nevada	333-213425	30-08343441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue Of The Stars Los Angeles, CA 90067
(Address of Principal Executive Offices)

310.843.9300
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Jasmin Corp. (the “Registrant”) filed a Certificate of Amendment to Articles of Incorporation effecting (i) a 5-for-1 forward stock split of the Registrant’s common stock, (ii) an increase in the number of authorized shares of Common Stock from 75,000,000 to 200,000,000 and (iii) changing its name from Jasmin Corp. to China King Spirit Group Ltd., which Certificate of Amendment was approved by the Nevada Secretary of State on December 20, 2018. The Registrant notified the Financial Industry Regulatory Authority (“FINRA”) pursuant to a corporate action request to approve the change of its listing name to China King Spirit Group Ltd. On December 20, 2018, FINRA notified the Registrant that it had approved the aforementioned forward stock split, increase in authorized number of shares and name change, announced on their daily list on December 21, 2018 that the market effective date will be December 24, 2018.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report.

Exhibit No.	Description

3.1	Certificate of Amendment to the Registrant's Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China King Spirit Group Ltd

Date: December 21, 2018	By:	/s/ Wang Zhanfang
Name: Wang Zhanfang
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Registrant's Articles of Incorporation